Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

WHITING OIL AND GAS CORPORATION

ARTICLE I.

Offices

Section 1. Business Offices. The principal office of the corporation shall be located in Denver, Colorado. The corporation may also have offices at such other places both within and without the State of Delaware and Colorado as the board of directors may from time to time determine or the business of the corporation may require.

Section 2. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the board of directors.

ARTICLE II.

Stockholders

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 3. Place of Meeting. Each meeting of the stockholders shall be held at such place either within or outside Delaware or Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

Section 4. Fixing Date for Determination of Stockholders of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed then the record date shall be: (a) for determining stockholders entitled to notice of or to vote at a meeting of stockholders the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and (b) for determining stockholders for any other purpose the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting Lists. The officer who has charge of the stock books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8. Quorum. Except as otherwise provided by statute or by the certificate of incorporation or by these bylaws, one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.

Section 9. Voting of Shares. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of this Article, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

Section 11. Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate or other document with the Secretary of State of Delaware under the General Corporation Law of the State of Delaware, or other governmental agency, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provisions of law and that written notice has been given as provided by law.

Section 12. Conduct of Meetings. The chairman of the annual or any special meeting of the stockholders shall be the chairman of the board (or in his absence, any person designated by the board of directors), unless and until a different person is elected by at least a majority of the shares entitled to vote at such meeting.

The chairman of the meeting shall appoint one or more persons to act as inspectors of election at the meeting.

Meetings of stockholders shall be conducted in accordance with the following rules:

(a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

(b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c) The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

(d) A resolution or motion shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

(e) Nominations of persons to stand for election at any annual or special stockholders meeting may be made at any time prior to the vote thereon by the board of directors or a committee of the board of directors.

ARTICLE III.

Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation.

Section 2. Number and Election of Directors. The entire board of directors shall consist of not less than one nor more than twelve members, the exact number of which shall be determined from time to time exclusively by resolution adopted by the board of directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the entire board of directors. The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting. At each succeeding annual meeting beginning in 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Except as provided in Section 3 of this Article, directors shall be elected by the stockholders at the annual meetings, and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s death, or until such director’s earlier resignation or removal. Directors need not be stockholders.

Section 3. Vacancies. Any vacancy or newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director, or by the stockholders if there are no directors remaining, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced.

If the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by a sole remaining director so elected, or by the stockholders of such class or classes or series if there are no such directors remaining, and a director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor is duly elected and qualified, unless sooner displaced.

When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

Section 4. Term, Resignation and Removal of Directors. No person who has attained seventy (70) years of age shall be eligible for election or re-election to the Board of Directors; provided, however, that Graydon D. Hubbard, J. B. Ladd and Kenneth R. Whiting shall be eligible for re-election to the board of directors until attaining ages 73, 82 and 79, respectively. Any director who has attained seventy (70) years of age (or, in the case of the individuals specified in the prior sentence, the age specified in the prior sentence) shall resign from the board of directors effective as of the next annual meeting. Any director of the corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the board of directors, the President or the Secretary of the corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. If any director of the corporation experiences a material change in employment status (including termination of employment, retirement or a material decrease in job responsibilities) from that when the director was most recently elected to the board of directors, then such director shall be deemed to have automatically tendered his or her resignation as a director of the corporation, which may be accepted by the remainder of the board of directors, in its sole discretion, and, if so accepted, shall be effective as of such acceptance. Except as otherwise required by applicable law or the certificate of incorporation, any director or the entire board of directors may be removed from office at any time by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors.

Section 5. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, or as soon as practicable thereafter at the time and place, either within or without Delaware or Colorado, determined by the board for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Delaware or Colorado, for the holding of additional regular meetings.

Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware or Colorado, as the place for holding any special meeting of the board of directors called by him.

Section 7. Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least one day prior thereto by personal delivery of written notice or by telephonic or telegraphic notice (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Quorum and Voting. If the number of directors of the corporation is less than three, a quorum for the transaction of any business at a meeting of the board of directors shall consist of the total number of the directors fixed by Section 2 of this Article, present in person, and the vote of all of such directors shall be required to be the act of the board of directors. If the number of directors is three or more, a majority of the number of directors fixed by Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

Section 9. Committees. The board of directors may, by one or more resolutions, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 10. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 12. Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

ARTICLE IV.

Officers and Agents

Section 1. Number and Qualifications. The officers of the corporation shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers, and agents, including a vice-chairman or vice-chairmen of the board, one or more vice-presidents, a controller, assistant secretaries and assistant treasurers, as they may consider necessary. Any number of offices may be held by the same person, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

Section 4. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the corporation. An officer’s resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term.

Section 6. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the president, the board of directors or by these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a) Chairman of the Board. The chairman of the board shall, subject to the direction and supervision of the board of directors, (i) be the chief executive officer of the corporation and have general and active control of its affairs, business and property and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties normally incident to the office of chairman of the board and as from time to time may be assigned to him by the board of directors.

(b) President and Vice-Presidents. The president and vice-presidents shall assist the president and shall perform such duties as may be assigned to them by the chairman of the board or by the board of directors. Any officer designated by the board of directors shall, at the request of the chairman of the board, or in his absence or inability or refusal to act, perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board.

(c) Secretary. The secretary sha1l: (i) keep the minutes of the proceedings of the stockholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(d) Treasurer. The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

Section 7. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE V.

Stock

Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

Section 2. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or a vice-chairman of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

Section 3. Payment for Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the corporation shall be deemed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the corporation in the form of cash, services rendered, personal property, leases of real property or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in such form and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares pursuant to statute.

Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7. Transfer Agents, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI.

Indemnification

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of

Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VI but whom the corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

Section 9. Certain Definitions. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VI), the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

Section 12. Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VI to directors and officers of the corporation.

ARTICLE VII.

Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 2. Presumption of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

Section 3. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the president or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

Section 4. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization and the words “Seal, Delaware.”

Section 5. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

Section 6. Amendments. These bylaws may be amended or repealed and new bylaws adopted by the board of directors or by the stockholders entitled to vote.

* * *

Last amended as of September 17, 2003

15